                                                                     Exhibit 4.4

                              CERTIFICATE OF TRUST
                                       OF
                              LOMAK FINANCING TRUST


         THIS Certificate of Trust of Lomak Financing Trust (the "Trust"), dated as of October 8, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801, ET SEQ.)

         1. NAME. The name of the business trust formed hereby is Lomak Financing Trust.

         2. DELAWARE TRUSTEES. The name and business of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware). White Clay Center, Route 273, Newark, Delaware 19711.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this certificate of Trust as of the date first-above written.


                                   THE BANK OF NEW YORK (DELAWARE),
                                            As Delaware Trustee



                                   By:
                                       ------------------------------------
                                            Name:    Walter N. Gitlin
                                            Title:   Authorized Signatory


                                   John H. Pinkerton
                                            As Regular Trustee


                                   ----------------------------------------